S&T Bancorp, Inc. Consolidated Selected Financial Data June 30, 2004 (Dollars in thousands, except per share data)								Page 1 of 3

	2003				2004		Six Months Ended
	March	June	September	December	March	June	June	June
For the period:	1Q	2Q	3Q	4Q	1Q	2Q	2004	2003

Interest Income	$39,318	$38,722	$36,909	$36,511	35,596	36,239	71,835	78,040
Interest Expense	12,924	12,380	11,439	10,323	9,506	9,548	19,054	25,304
Net Interest Income	26,394	26,342	25,470	26,188	26,090	26,691	52,781	52,736
Taxable Equivalent Adjustment	999	829	915	930	920	924	1,844	1,828
Net Interest Income (FTE)	27,393	27,171	26,385	27,118	27,010	27,615	54,625	54,564

Provision For Loan Losses	2,400	1,900	1,500	1,500	1,500	1,900	3,400	4,300
Net Interest Income
After Provisions (FTE)	24,993	25,271	24,885	25,618	25,510	25,715	51,225	50,264

Security Gains, Net	1,005	1,206	1,099	4,748	1,520	1,708	3,228	2,211

Service Charges and Fees	2,192	2,268	2,335	2,457	2,232	2,359	4,591	4,460
Wealth Management	1,295	1,429	1,326	1,360	1,517	1,525	3,042	2,724
Insurance	1,059	1,017	1,071	1,130	1,076	1,115	2,191	2,076
Other	2,162	1,645	3,426	1,974	2,048	2,474	4,522	3,807

Total Other Income	6,708	6,359	8,158	6,921	6,873	7,473	14,346	13,067

Salaries and Employee Benefits	7,581	7,649	8,100	8,215	8,292	8,006	16,298	15,230
Occupancy and Equip. Expense, Net	1,837	1,754	1,556	1,660	1,720	1,710	3,430	3,591
Data Processing Expense	822	811	956	877	999	975	1,974	1,633
FDIC Expense	81	76	76	72	73	74	147	157
Other	3,861	3,698	4,011	6,965	3,653	4,047	7,700	7,559

Total Other Expense	14,182	13,988	14,699	17,789	14,737	14,812	29,549	28,170

Income Before Taxes	18,524	18,848	19,443	19,498	19,166	20,084	39,250	37,372
Taxable Equivalent Adjustment	999	829	915	930	920	924	1,844	1,828
Applicable Income Taxes	4,987	5,243	5,251	5,382	5,290	5,588	10,878	10,230

Net Income	$12,538	$12,776	$13,277	$13,186	$12,956	$13,572	$26,528	$25,314

Per Common Share Data:

Shares Outstanding at End of Period	26,323,013	26,383,419	26,483,219	26,652,411	26,619,399	26,261,769	26,261,769	26,383,419
Average Shares Outstanding - Diluted	26,722,098	26,613,859	26,711,496	26,846,050	26,950,542	26,644,177	26,797,359	26,667,535
Net Income - Diluted	$0.47	$0.48	$0.50	$0.49	$0.48	$0.51	$0.99	$0.95
Dividends Declared	$0.25	$0.25	$0.26	$0.26	$0.26	$0.27	$0.53	$0.50
Book Value	$11.56	$12.10	$12.12	$12.48	$12.74	$12.25	$12.25	$12.10
Market Value	$25.57	$27.44	$28.50	$29.80	$30.06	$31.98	$31.98	$27.44

S&T Bancorp, Inc. Consolidated Selected Financial Data June 30, 2004 (Dollars in thousands)						Page 2 of 3

	2003				2004
	March	June	September	December	March	June
Asset Quality Data	1Q	2Q	3Q	4Q	1Q	2Q

Nonaccrual Loans and Nonperforming Loans	$10,828	$8,557	$9,656	$9,120	$12,465	$13,514
Assets acquired through foreclosure or repossession	2,362	2,327	2,420	2,363	2,287	521
Nonperforming Assets	13,190	10,884	12,076	11,483	14,752	14,035
Allowance for Loan Losses	29,837	31,483	31,714	31,478	32,658	32,792
Nonperforming Loans / Loans	0.53%	0.42%	0.47%	0.43%	0.57%	0.60%
Allowance for Loan Losses / Loans	1.47%	1.55%	1.54%	1.50%	1.50%	1.46%
Allowance for Loan Losses / Nonperforming Loans	276%	368%	328%	345%	262%	243%
Net Loan Charge-offs	2,701	254	1,269	1,736	320	1,765
Net Loan Charge-offs (annualized) / Average Loans	0.55%	0.05%	0.25%	0.33%	0.06%	0.32%

Balance Sheet (Period-End)

Assets	$2,855,658	$2,915,039	$2,858,678	$2,900,272	$2,656,404	$3,006,203
Earning Assets	2,665,433	2,721,743	2,681,074	2,711,702	2,776,693	2,823,231
Securities	641,206	688,315	625,872	611,083	592,761	576,612
Loans, Gross	2,024,227	2,033,428	2,055,202	2,100,620	2,183,931	2,246,619
Total Deposits	1,947,249	1,927,035	1,937,201	1,962,253	1,977,330	1,976,340
Non-Interest Bearing Deposits	344,010	354,701	371,413	382,364	382,110	376,471
NOW, Money Market & Savings	781,690	786,225	778,985	766,031	756,965	742,582
CD's $100,000 and over	167,170	148,200	147,697	162,925	176,512	187,574
Other Time Deposits	654,380	637,909	639,106	650,933	661,743	669,713
Short-term borrowings	302,680	339,930	327,824	432,020	463,000	542,598
Long-term Debt	242,191	267,195	217,192	116,891	116,890	116,894
Shareholder's Equity	304,312	319,342	320,936	332,718	339,095	321,625

Balance Sheet (Daily Averages)

Assets	$2,823,664	$2,850,083	$2,888,415	$2,854,065	$2,908,794	$2,979,134
Earning Assets	2,644,725	2,669,664	2,702,768	2,678,336	2,732,315	2,798,943
Securities	636,110	646,589	658,505	616,146	597,845	583,192
Loans, Gross	2,008,616	2,023,006	2,044,174	2,062,191	2,134,470	2,215,751
Deposits	1,916,768	1,921,525	1,927,257	1,925,773	1,955,025	1,982,751
Shareholder's Equity	310,165	316,613	320,116	328,821	341,835	330,474

S&T Bancorp, Inc. Consolidated Selected Financial Data June 30, 2004 (Dollars in thousands, except per share data)								Page 3 of 3

	2003				2004		Year-to-date
	March	June	September	December	March	June	June	June
Profitability Ratios (annualized)	1Q	2Q	3Q	4Q	1Q	2Q	2004	2003

Return on Average Assets	1.80%	1.80%	1.82%	1.83%	1.79%	1.83%	1.81%	1.80%
Return on Average Shareholder's Equity	16.39%	16.18%	16.46%	15.91%	15.24%	16.52%	15.87%	16.29%
Yield on Earning Assets (FTE)	6.20%	5.96%	5.57%	5.56%	5.39%	5.35%	5.37%	6.08%
Cost of Interest Bearing Funds	2.49%	2.35%	2.14%	1.95%	1.79%	1.74%	1.77%	2.42%
Net Interest Margin (FTE)(4)	4.20%	4.08%	3.87%	4.02%	3.98%	3.97%	3.97%	4.14%
Efficiency Ratio (FTE)(1)	41.59%	41.72%	42.55%	52.26%	43.49%	42.22%	42.84%	41.65%

Capitalization Ratios

Dividends Paid to Net Income	53.01%	51.65%	49.68%	52.22%	53.48%	51.06%
Shareholder's Equity to Assets (Period End)	10.66%	10.95%	11.23%	11.47%	12.77%	10.70%
Leverage Ratio (2)	8.13%	8.50%	8.67%	9.16%	9.18%	8.80%
Risk Based Capital - Tier I (3)	9.90%	10.11%	10.46%	10.56%	10.59%	10.10%
Risk Based Capital - Tier II (3)	11.56%	11.90%	12.25%	12.39%	12.35%	11.78%

Other Data

Shareholders of Record	3,106	3,125	3,138	3,149	3,164	3,143
Number of Banking Offices	46	46	46	49	49	49

Definitions:

(1) Recurring non-interest expense divided by recurring non-interest income plus net interest income, on a fully taxable equivalent basis.
(2) Equity less goodwill to total assets and allowance for loan losses.
(3) Effective October 1, 1998, banking regulators require financial institutions to include 45% of the pretax net unrealized holding gains on available for sale equity securities in Tier 2 capital.
(4) Net interest income, on a fully taxable equivalent basis, annualized divided by quarter to date average earning assets.